Exhibit 99.1

CONTACT:	Rick Howe Director, Corporate Communications 858.207.5859 richard.howe@biomedrealty.com
BIOMED REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2009 FINANCIAL RESULTS
SAN DIEGO, Calif. — February 10, 2010 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced financial results for the fourth quarter and full-year ended December 31, 2009.
Fourth Quarter 2009 Highlights
•	Increased total revenues for the fourth quarter to $88.2 million, up 6.3% from $83.0 million for the same period in 2008.

•	Generated funds from operations (FFO) for the quarter of $0.28 per diluted share, or $28.0 million. Excluding the impact of the write-off of deferred loan fees and debt discount associated with the repurchase of exchangeable senior notes during the quarter, FFO would have been $0.31 per diluted share.

•	Executed 17 leasing transactions representing approximately 589,000 square feet:
•	Eleven new leases totaling approximately 326,000 square feet.

•	Six leases amended to extend their terms, totaling approximately 263,000 square feet.
•	Acquired three land parcels totaling approximately 36 acres adjacent to the company’s The Landmark at Eastview campus in Tarrytown, New York for approximately $2.5 million.

•	Invested approximately $10.3 million in the McKellar Court joint venture to repay the joint venture’s existing mortgage on the McKellar Court property in San Diego, California, of which the Company’s pro rata share was approximately $2.1 million.

•	Raised approximately $7.3 million in net proceeds from the sale of 547,900 shares of common stock under the company’s continuous offering program established in September 2009.

•	Increased aggregate borrowing capacity on the company’s unsecured line of credit by $120 million to $720 million.

•	Completed cash tender offer for $61.3 million aggregate principal amount of exchangeable senior notes.

•	Promoted Karen A. Sztraicher to Senior Vice President, Asset Management.

•	Increased the company’s common stock dividend by 27.3% over its third quarter 2009 dividend to $0.14 per share of common stock, which is equivalent to an annualized dividend of $0.56 per common share.
2009 Highlights
During the full year 2009, the company:
•	Increased total revenues 19.6% to $361.2 million from $302.0 million in 2008.

•	Generated FFO for the year of $155.5 million, or $1.64 per diluted share, compared to $132.5 million, or $1.76 per diluted share, in 2008. Excluding the impact of the extinguishment of debt related to the repurchase of exchangeable senior notes in the fourth quarter, FFO for the year would have been $158.4 million, or $1.67 per diluted share.

•	Executed 58 leasing transactions representing over 1.5 million square feet:
•	42 new leases totaling approximately 904,000 square feet.

•	16 leases amended to extend their terms, totaling approximately 625,000 square feet.
•	Completed the following development projects:
•	361,000 square foot corporate headquarters and research facilities at The Landmark at Eastview campus in Tarrytown, New York for Regeneron Pharmaceuticals, Inc., including a 230,000 square foot build-to-suit and 131,000 square feet of newly developed laboratory and office space subsequently leased to Regeneron.

•	700,000+ square feet at the Center for Life Science | Boston, which achieved Gold LEED® certification.

•	96,000 square feet at the Fairview Research Center in Seattle, Washington.
•	Further strengthened its balance sheet by completing the following transactions:
•	Closed on a $350 million loan for the Center for Life Science | Boston.

•	Closed on an $18 million loan for the company’s 9865 Towne Centre Drive property in San Diego, California.

•	Closed on a $203 million secured loan facility for the company’s joint venture with a fund managed by Prudential Real Estate Investors (PREI®) which owns, among other properties, approximately 600,000 square feet of life science space in Cambridge, Massachusetts.

•	Increased the aggregate borrowing capacity on its unsecured line of credit to $720 million.

•	Completed a cash tender offer for $61.3 million aggregate principal amount of exchangeable senior notes, resulting in a loss on extinguishment of debt of approximately $2.9 million.

•	Repurchased $20.8 million face value of exchangeable senior notes at approximately 61% of par, resulting in a gain on extinguishment of debt of approximately $7.0 million.

•	Completed a follow-on public offering of common stock, raising approximately $166.9 million in net proceeds.

“BioMed’s robust business model and disciplined execution were clearly evident from the strong results of the fourth quarter and full-year 2009,” said Alan D. Gold, BioMed’s Chairman and Chief Executive Officer. “Powerful long-term demand drivers for the life science industry continue to fuel drug research and development efforts throughout the seven core life science markets which, in turn, attract capital used to fund mission-critical laboratory space. Despite macro-economic headwinds, BioMed succeeded in leasing more than 1.5 million square feet of laboratory and office space in 2009 and delivering over one million square feet of space from our development pipeline, which was collectively 91% leased at year-end, to premier research institutions and large, publicly traded companies. These exceptional results in 2009, and throughout our five-year history, demonstrate the ability of our outstanding team of professionals to support the life science industry’s real estate needs and position the company well for future growth opportunities, continuing to create value for our shareholders.”
Fourth Quarter and Full-Year 2009 Financial Results
Total revenues for the fourth quarter were $88.2 million, compared to $83.0 million for the same period in 2008, an increase of 6.3%. For 2009, total revenues increased 19.6% to $361.2 million from $302.0 million in 2008. Rental revenues for the fourth quarter were $67.3 million compared to $63.5 million for the same period in 2008, an increase of 6.0%. Rental revenues for 2009 were $269.9 million, compared to $227.5 million in 2008, an increase of 18.6%.
The same property portfolio was 89.1% leased as of December 31, 2009. Same property net operating income on a cash basis increased 2.0% for the quarter compared to the same period in 2008. Excluding four properties for which lease terminations resulted in the company recognizing $10.3 million of other income during 2009, net operating income on a cash basis increased 2.8%, primarily as a result of contractual rent escalations.
Net income available to common stockholders for the fourth quarter was $477,000, or $0.00 per diluted share, compared to $5.6 million, or $0.07 per diluted share, for the same period in 2008. FFO for the quarter was $28.0 million, or $0.28 per diluted share, compared to $32.3 million, or $0.39 per diluted share, for the same period in 2008. Excluding the impact of extinguishment of debt associated with the repurchase of exchangeable senior notes during the quarter pursuant to a cash tender offer, net income available to stockholders would have been $3.4 million, or $0.03 per diluted share, while FFO would have been $30.9 million, or $0.31 per diluted share.
Net income available to common stockholders for 2009 was $41.8 million, or $0.45 per diluted share, compared to $44.1 million, or $0.61 per diluted share, in 2008. FFO for 2009 increased 17.4% to $155.5 million, or $1.64 per diluted share, from $132.5 million, or $1.76 per diluted share, for 2008.
Excluding the impact of the extinguishment of debt related to the tender for the exchangeable notes in the fourth quarter, FFO for the year would have been $158.4 million, or $1.67 per diluted share.

FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financial information for the current and, where applicable, prior periods has been presented to reflect the application of new accounting guidance on noncontrolling interests, convertible debt instruments that may be settled in cash upon conversion, and share-based payment transactions that are participating securities adopted by the company effective January 1, 2009.
Financing Activity
At December 31, 2009, the company’s debt to total assets ratio was 41.5%. During the fourth quarter, the company completed the following debt-related transactions:
•	Increased aggregate borrowing capacity on its unsecured line of credit by $120 million to $720 million, with no other material changes to the terms of the facility.

•	Completed cash tender offer for $61.3 million aggregate principal amount of exchangeable senior notes.
Subsequent to the end of the quarter, the company announced that its operating partnership subsidiary, BioMed Realty, L.P., completed a private placement of $180 million of 3.75% exchangeable senior notes due 2030.
In addition to the fourth quarter activity described above, the company completed the following debt-related transactions in 2009:
•	Closed on a $350 million loan for the Center for Life Science | Boston.

•	Closed on an $18 million loan for the company’s 9865 Towne Centre Drive property in San Diego, California.

•	Closed on a $203 million secured loan facility for the company’s joint venture with a fund managed by PREI® which owns, among other properties, approximately 600,000 square feet of life science space in Cambridge, Massachusetts.

•	Repurchased $20.8 million face value of exchangeable senior notes at approximately 61% of par, resulting in a gain on extinguishment of debt of approximately $7.0 million.

•	Repaid approximately $44.0 million of mortgage debt prior to its scheduled maturity.
During 2009, the company completed the following equity issuances the net proceeds of which were used to repay a portion of the outstanding borrowings on the company’s unsecured line of credit and for other general corporate and working capital purposes:
•	In May 2009, the company completed a follow-on public offering of common stock, raising net proceeds of approximately $166.9 million.

•	In November 2009, the company raised approximately $7.3 million in net proceeds from the sale of common stock pursuant to its continuous offering program established in September 2009.
Commenting on the financial results for the fourth quarter and full year, Kent Griffin, President and Chief Financial Officer of BioMed, said, “We maintained a steady course in 2009, continuing our proactive approach to managing our capital structure. We successfully executed a number of important, but measured steps in advancing our capital plan, including the $350 million single-asset, non-recourse secured loan in June and the successful upsizing of our unsecured line of credit from $600 million to $720 million in December with no change in terms. These were landmark financing transactions, whether considered in isolation or when viewed in the light of the macro-economic environment and the financial market collapse. In combination with our May 2009 common stock offering and January 2010 exchangeable senior notes offering, these achievements position BioMed with an enviable capital position and exceptional financial flexibility. We are very appreciative of the strong, sustained support we have received from our lenders, financial partners and investors.”
Portfolio Update
During the quarter ended December 31, 2009, the company executed 17 leasing transactions representing approximately 589,000 square feet, comprised of:
•	Eleven new leases totaling approximately 326,000 square feet, including:
•	an 80,000 square foot lease with the Broad Institute at the company’s joint venture property with PREI® at 301 Binney Street in Cambridge, Massachusetts;

•	a 131,000 square foot lease with Regeneron Pharmaceuticals of newly developed laboratory and office space at The Landmark at Eastview campus; and

•	a 63,000 square foot lease with Progenics Pharmaceuticals at The Landmark.
•	Six leases amended to extend their terms, totaling approximately 263,000 square feet, including:
•	an 86,000 square foot lease extension with Progenics Pharmaceuticals at The Landmark;

•	a 64,000 square foot lease extension with Momentive Performance Materials USA Inc. at The Landmark;

•	a 73,000 square foot lease extension with Quidel Corporation at the McKellar Court property in San Diego, California; and

•	a 16,000 square foot lease extension with the General Services Administration at the Balboa Avenue property in San Diego.
During 2009, the company executed 58 leasing transactions representing over 1.5 million square feet, including 42 new leases totaling approximately 904,000 square feet and 16 leases amended to extend their terms, totaling approximately 625,000 square feet. Including leasing activity in the fourth quarter of 2008, the company executed 1.7 million square feet of gross leasing transactions, approximately 172% of its original five-quarter goal of 1.0 million square feet provided during its third quarter 2008 earnings call.
During the quarter ended December 31, 2009, the company purchased three land parcels totaling approximately 36 acres adjacent to the company’s The Landmark at Eastview campus in Tarrytown, New York for approximately $2.5 million. The parcels include an existing parking facility that supports The Landmark campus and increases the size of The Landmark campus to approximately 150 acres.
In addition, the company invested approximately $10.3 million in the McKellar Court joint venture to repay the joint venture’s existing mortgage on the McKellar Court property in San Diego, California. The company’s pro-rata portion of the debt repayment was approximately $2.1 million.
Also in 2009, the company delivered three key projects into service from its development pipeline:
•	361,000 square foot corporate headquarters and research facilities at The Landmark at Eastview campus for Regeneron, including a 230,000 square foot build-to-suit and 131,000 square feet of newly developed laboratory and office space subsequently leased to Regeneron.

•	700,000+ square feet at the Center for Life Science | Boston, which achieved Gold LEED® certification and was 91% leased at the end of the year.

•	96,000 square feet at the Fairview Research Center in Seattle, Washington.
As of December 31, 2009, BioMed Realty Trust owned or had interests in 112 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. As of December 31, 2009, the company had 121 tenants and the current operating portfolio was approximately 87.4% leased.
The company’s property portfolio included the following as of December 31, 2009:

Rentable
Square Feet
Current operating	8,540,305
Long-term lease up (Pacific Research Center)	1,389,517
Redevelopment	154,341
Pre-development	152,145
Development	280,000

Total portfolio	10,516,308

Land parcels	1,548,000

Total proforma portfolio	12,064,308

Quarterly and Annual Distributions
BioMed Realty Trust’s board of directors previously declared a fourth quarter 2009 dividend of $0.14 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from October 16, 2009 through January 15, 2010. The fourth quarter common share dividend represented a 27.3% increase over the third quarter 2009 dividend. For the full year 2009, the company declared dividends totaling $0.695 per common share and $1.84376 per Series A preferred share.
Earnings Guidance
Based on the strong results for the fourth quarter and the dilutive impact of the exchangeable notes offering in January 2010, the company has revised its initial 2010 guidance for net income per diluted share and FFO per diluted share. The company’s revised guidance is set forth and reconciled below.

2010
(Low — High)
Projected net income per diluted share available to common stockholders	$0.21 — $0.31
Add:
Noncontrolling interests in operating partnership	$0.01
Real estate depreciation and amortization	$1.01
Projected FFO per diluted share	$1.23 — $1.33
Consistent with the initial 2010 guidance, the company’s revised 2010 guidance does not include the impact of potential future financing and investment activities.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, financing transactions, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data, as well as the updated Investor Presentation, are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed Realty Trust will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, February 11, 2010 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or live by calling 800.599.9816 (domestic) or 617.847.8705 (international) with call ID number 75689290. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, February 11, 2010 until midnight Pacific Time on Tuesday, February 16, 2010 by calling 888.286.8010 (domestic) or 617.801.6888 (international) and using access code 19195358.

About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 69 properties, representing 112 buildings with approximately 10.5 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31,
	2009	2008
ASSETS
Investments in real estate, net	$2,971,767	$2,960,429
Investment in unconsolidated partnerships	56,909	18,173
Cash and cash equivalents	19,922	21,422
Restricted cash	15,355	7,877
Accounts receivable, net	4,135	9,417
Accrued straight-line rents, net	82,066	58,138
Acquired above-market leases, net	3,047	4,329
Deferred leasing costs, net	83,274	101,519
Deferred loan costs, net	8,123	9,754
Other assets	38,676	38,256

Total assets	$3,283,274	$3,229,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$669,454	$353,161
Secured construction loan	—	507,128
Secured term loan	250,000	250,000
Unsecured line of credit	397,666	108,767
Exchangeable senior notes due 2026, net	44,685	122,043
Security deposits	7,929	7,623
Dividends and distributions payable	18,531	32,445
Accounts payable, accrued expenses and other liabilities	47,388	66,821
Derivative instruments	12,551	126,091
Acquired below-market leases, net	11,138	17,286

Total liabilities	1,459,342	1,591,365
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at December 31, 2009 and 2008	222,413	222,413
Common stock, $.01 par value, 150,000,000 and 100,000,000 shares authorized, 99,000,269 and 80,757,421 shares issued and outstanding at December 31, 2009 and 2008, respectively	990	808
Additional paid-in capital	1,843,551	1,661,009
Accumulated other comprehensive loss	(85,183)	(112,126)
Dividends in excess of earnings	(167,429)	(146,536)

Total stockholders’ equity	1,814,342	1,625,568
Noncontrolling interests	9,590	12,381

Total equity	1,823,932	1,637,949

Total liabilities and equity	$3,283,274	$3,229,314

Financial information for the current and, where applicable, the prior period has been presented to reflect the application of new accounting guidance on noncontrolling interests, convertible debt instruments that may be settled in cash upon conversion, and share-based payment transactions that are participating securities adopted by the company effective January 1, 2009.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Revenues:
Rental	$67,294	$63,518	$269,901	$227,464
Tenant recoveries	19,895	18,869	77,406	72,166
Other income	982	646	13,859	2,343

Total revenues	88,171	83,033	361,166	301,973

Expenses:
Rental operations	17,675	17,255	73,213	61,600
Real estate taxes	8,532	6,181	31,611	23,129
Depreciation and amortization	26,853	25,703	109,620	84,227
General and administrative	6,556	6,406	22,919	22,834

Total expenses	59,616	55,545	237,363	191,790

Income from operations	28,555	27,488	123,803	110,183
Equity in net loss of unconsolidated partnerships	(506)	(862)	(2,390)	(1,200)
Interest income	82	115	308	485
Interest expense	(20,429)	(12,137)	(64,998)	(41,172)
(Loss)/gain on derivative instruments	(86)	(19,222)	203	(19,948)
(Loss)/gain on extinguishment of debt	(2,888)	14,783	3,264	14,783

Net income	4,728	10,165	60,190	63,131
Net income attributable to noncontrolling interests	(10)	(306)	(1,468)	(2,077)

Net income attributable to the Company	4,718	9,859	58,722	61,054
Preferred stock dividends	(4,241)	(4,241)	(16,963)	(16,963)

Net income available to common stockholders	$477	$5,618	$41,759	$44,091

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.00	$0.07	$0.45	$0.61

Weighted-average common shares outstanding:
Basic	97,706,262	79,692,998	91,011,123	71,684,244

Diluted	101,666,673	83,485,531	91,851,002	75,408,153

Financial information for the current and, where applicable, the prior periods has been presented to reflect the application of new accounting guidance on noncontrolling interests, convertible debt instruments that may be settled in cash upon conversion, and share-based payment transactions that are participating securities adopted by the company effective January 1, 2009.

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except share and per share data)
(unaudited)
     The following table provides the calculation of our FFO and a reconciliation to net income available to common stockholders (in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income available to common stockholders	$477	$5,618	$41,759	$44,091
Adjustments:
Noncontrolling interests in operating partnership	30	319	1,532	2,086
Depreciation and amortization — unconsolidated partnerships	662	662	2,647	2,100
Depreciation and amortization — consolidated entities-continuing operations	26,853	25,703	109,620	84,227
Depreciation and amortization — allocable to noncontrolling interests of consolidated joint ventures	(23)	(16)	(81)	(40)

Funds from operations available to common shares and partnership and LTIP units	$27,999	$32,286	$155,477	$132,464

Funds from operations per share — diluted	$0.28	$0.39	$1.64	$1.76

Weighted-average common shares outstanding — diluted (1)	101,666,673	83,485,531	95,082,074	75,408,154

(1)	The twelve months ended December 31, 2009 include 3,231,072 OP and LTIP units which are considered anti-dilutive for purposes of calculating diluted earnings per share.
Financial information for the current and, where applicable, the prior periods has been presented to reflect the application of new accounting guidance on noncontrolling interests, convertible debt instruments that may be settled in cash upon conversion, and share-based payment transactions that are participating securities adopted by the company effective January 1, 2009.
We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.